UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    April 3, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3,  2015, Frontier Communications Corporation (the “Company”) announced that John Lass, its Area President, Central Region, had been elected Executive Vice President, Field Operations, the Company’s designated principal operating officer.

Mr. Lass,  58,  has served as President of the Company’s Central Region, comprising Illinois, Indiana, Iowa, Michigan, Minnesota and Nebraska, since August 2010.  He was Senior Vice President & General Manager of the Central Region from March 2006 to August 2010.    Before this, he was Regional Vice President from December 2004 to March 2006.  In addition, he served as Vice President of Revenue Assurance, Regional Operations Vice President, Vice President and General Manager of the Company’s Vermont Electric Division and held operational positions in New York and the Midwest.

Mr. Lass joined the Company in 1994 as part of its acquisition of GTE properties in New York State.

He holds a bachelor's degree in civil engineering from the State University of Iowa at Ames and an associate’s degree from Iowa Central Community College.

Mr. Lass has no family relationship to any other director or executive officer of the Company.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

99.1       Press Release of Frontier released April 7,  2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: April 8, 2015	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel
and Assistant Secretary